Exhibit 99.1

FCStone Group, Inc. Announces Sale of 45% of FGDI to Mitsubishi

Corporation

West Des Moines, Iowa, June 1, 2007 – FCStone Group, Inc. (NASDAQ: FCSX), a commodity risk management firm, announced today that it has sold a portion of its stake in FGDI, LLC to Agrex, Inc., a grain company fully-owned by Mitsubishi. Following the sale, Agrex will own 75% of FGDI while FCStone will retain a 25% minority interest. FGDI acts as a grain dealer in the United States and international markets, primarily Asia, Latin America and Canada. The primary role of FGDI is to link merchandisers of grain products through the company’s network of industry contacts, serving as an intermediary to facilitate the purchase and sale of grain.

“We believe the sale of our majority stake in FGDI to a company of Mitsubishi’s caliber will provide the company with greater resources to expand its operations,” said Pete Anderson, President and Chief Executive Officer, “At the same time, by retaining a minority ownership in FGDI, we will continue to benefit from the company’s network of industry contacts and grain merchandising capabilities.”

According to Shinsuke (“Sandy”) Tokue of Agrex:

“We are excited about the opportunity to expand further into the United States, which is the world’s largest grain producing and exporting country. FGDI is an exclusive operator of a key grain export facility in Mobile, Alabama on the Gulf Coast that, along with our existing operations on the West Coast, gives us nationwide grain exporting capabilities. Through this acquisition, we expect to further develop grain procurement business in the US as well as the grain export business through Mitsubishi’s grain sales network covering Japan and the rest of Asia.”

About FCStone Group, Inc.

FCStone Group, Inc., along with its affiliates, is an integrated commodity risk management company providing risk management consulting and transaction execution services to commercial commodity intermediaries, end-users and producers. The firm assists primarily middle market customers in optimizing their profit margins and mitigating exposure to commodity price risk. In addition to risk management consulting services, FCStone, LLC, operates one of the leading independent clearing and execution platforms for exchange-traded futures and options contracts. FCStone Group, Inc., serves more than 7,500 customers and in the 12 months ended November 30, 2006, executed 50.2 million derivative contracts in the exchange-traded and over-the-counter markets. In addition to renewable fuels, the FCStone Group companies work in all the major commodity areas including agriculture, energy, foods, forestry, and currency exchange. Headquartered in the Midwest, it has offices located throughout the world and is a clearing member of all major North American Futures exchanges. FCStone Group, Inc., trades on the NASDAQ Global Select Market under the symbol “FCSX.”

Forward Looking Statements

This press release may include forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to FCStone Group, Inc., are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the Company’s filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

Our forward-looking statements speak only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.